UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2015

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

(a) & (b) On May 27, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) at its principal executive offices in Purchase, New York. The final results of the shareholder vote on the three proposals brought before the Annual Meeting were as follows:

(1) Each of the nominees for Director was an incumbent, and all nominees were elected to serve until the 2016 Annual Meeting of Shareholders or until their successors are elected and qualified. The following table sets forth the voting results with respect to each nominee:

				Broker
Nominee	Votes For	Votes Against	Abstentions	Non-Votes
Robert F. Agnew	21,844,851	290,009	135,076	1,322,835
Timothy J. Bernlohr	20,947,715	1,187,144	135,077	1,322,835
William J. Flynn	21,928,110	207,421	134,405	1,322,835
James S. Gilmore III	20,760,573	1,348,337	161,026	1,322,835
Carol B. Hallett	20,792,091	1,342,769	135,076	1,322,835
Frederick McCorkle	20,793,341	1,341,509	135,086	1,322,835
Duncan J. McNabb	21,009,279	1,125,793	134,864	1,322,835

(2) The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified with the following votes:

Votes For	Votes Against	Abstentions

22,650,157	658,039	284,575

(3) The compensation of the Company’s Named Executive Officers was approved, on a non-binding advisory basis, with the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
12,476,747	9,031,026	762,163	1,322,385

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

May 29, 2015	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer